UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2008
BELL MICROPRODUCTS INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21528 (Commission File Number)	94-3057566 (IRS Employer Identification No.)
1941 Ringwood Avenue
San Jose, California 95131-1721
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 451-9400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 12, 2008, James E. Illson informed Bell Microproducts Inc. (the “Company”) that he intends to resign as the Company’s Chief Operating Officer and President—Americas. His resignation from these offices is expected to be effective on or about May 19, 2008. The Company presently expects that Mr. Illson will remain a full-time employee through August 2008 and that he will serve as a consultant to the Company for a period of time thereafter. The Company and Mr. Illson are presently negotiating the terms of a separation agreement and a consulting agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELL MICROPRODUCTS INC.
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: May 14, 2008